CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-258844 on Form S-6 of our report dated September 9, 2021, relating to the financial statement of FT 9637, comprising Senior Loan & Limited Duration Opportunities Closed-End Portfolio, Series 77, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

September 9, 2021